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                                                                EXHIBIT 5.1

               [TROOP MEISINGER STEUBER & PASICH, LLP LETTERHEAD]


                                  June 5, 1996

BioSource International, Inc.
820 Flynn Road
Camarillo, California 93012

Ladies and Gentlemen:

           At your request, we have examined the Registration Statement on Form S-3 to be filed by BioSource International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on June 6, 1996 (the "Registration Statement"), in order to register under the Securities Act of 1933, up to 527,999 shares of the Common Stock, par value $0.001 per share.

           We are of the opinion that the Selling Stockholder Shares have been duly authorized and are legally and validly issued, fully paid and non-assessable.

           We consent to the inclusion in this Registration Statement on Form S-3 of this opinion and to the reference to our firm under the caption "Legal Matters."

Respectfully submitted,



/s/ Troop Meisinger Steuber & Pasich, LLP
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TROOP MEISINGER STEUBER & PASICH, LLP